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                                                                Exhibit 99(a)



                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 30, 1997


To the Shareholders of Invetech Company:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Invetech Company will be held on July 30, 1997, at 10:00 a.m., local time, at Invetech Company's headquarters, 1400 Howard Street, Detroit, Michigan 48216, for the following purposes:

    1. To consider and vote upon a proposal to approve the Plan and Agreement of Merger, dated April 29, 1997, by and among Applied Industrial Technologies, Inc., IC Acquisition Corporation and Invetech Company, pursuant to which Invetech Company would be merged with and into IC Acquisition Corporation, a wholly owned subsidiary of Applied Industrial Technologies, Inc.; and

    2. To transact any and all other business that may properly come before the meeting, or any adjournments and postponements thereof.

    The Board of Directors has fixed the close of business on July 18, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments and postponements thereof.

                                        By Order of the Board of Directors,



                                        J. Michael Moore
                                        Chairman of the Board



                                        Anne S. McAlpine
                                        Assistant Secretary

Dated: July 22, 1997
Detroit, Michigan


APPROVAL OF THE MERGER REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE CLASS A COMMON STOCK AND THE CLASS B COMMON STOCK, VOTING AS CLASSES, OF INVETECH COMPANY. SHAREHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ENCLOSED REVOCABLE PROXY.